Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it

Assago, 2013

TRA

la KCI MEDICAL S.r.l. (qui di seguito denominata “La Società”), con sede legale in Assago, Via Meucci n. 1, C.F. 10804870151
E

la Sig.ra Laura Piccinini, nata a il e residente in C.F. , viene stipulato il seguente

CONTRATTO DI LAVORO SUBORDINATO a TEMPO INDETERMINATO

1) DECORRENZA E DURATA
Il contratto di lavoro avrà inizio il giorno 3 febbraio 2013 e proseguirà a tempo indeterminato.

2) CONTRATTO COLLETTIVO NAZIONALE dei LAVORATORI
Il presente contratto di lavoro subordinato sarà soggetto alle norme di cui al C.C.N.L. per i dirigenti di aziende del terziario, distribuzione e servizi (il “CCNL”).

3) INQUADRAMENTO E FUNZIONI
Le è assegnata la qualifica di “Dirigente”, secondo la classificazione del personale prevista dal CCNL e mansioni di Vice President, Core Markets, di gestione delle operazioni Core Commercial a livello internazionale come necessario, unitamente ad altre funzioni indicate dal Senior Vice President, International di KCI.

4) TRATTAMENTO RETRIBUTIVO
La sua retribuzione annua lorda è pari ad euro 280.000 (duecento ottantamila/00), che sarà corrisposto in 14 mensilità.
Sulla base di quanto stabilito dal CCNL, la retribuzione annua lorda include il superminimo assorbibile e deve intendersi comprensiva anche di ogni futuro incremento retributivo stabilito dal contratto collettivo.
Dall’importo lordo di cui sopra, suddiviso in 14 mensilità annue, verranno dedotte ritenute

Assago, 2013

BETWEEN

KCI MEDICAL S.r.l. (hereinafter the “Company”), with registered office in Assago, Via Meucci no. 1, taxpayer’s code number 10804870151
AND

Mrs Laura Piccinini, born in on and residing in , taxpayer’s code number , the following

OPEN ENDED EMPLOYMENT AGREEMENT

is entered into

1) START DATE AND TERM
This employment agreement shall start on 3 February 2013 and shall continue on an open-ended basis.

2) NATIONAL COLLECTIVE BARGAINING AGREEMENT
This employment agreement shall be governed by the provisions of the national collective bargaining agreement (C.C.N.L.) applied to executives of commercial companies.

3) CLASSIFICATION AND DUTIES
You will be classified as executive (Dirigente) pursuant to the staff classification provided by the C.C.N.L. and you will have duties as Vice President, Core Markets, handling Core Commercial Operations throughout the world as required, along with such other duties as required by KCI’s Senior Vice President, International.

4) SALARY
Your gross salary shall be equal to EUR 280,000 per year (two hundred eighty thousand /00), payable in 14 instalments
According to the CCNL , the gross salary per year shall include the superminimum absorbable (superminimo assorbibile) and shall be meant as inclusive also of any future salary increase established by the collective bargaining agreement.
From the aforementioned amount, divided into 14 monthly instalments per year, social security and tax

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it previdenziali e fiscali di legge.

Quale ulteriore compenso per il Suo ingresso nella nostra Società, Le verrà corrisposto un bonus speciale pari a un importo lordo di euro 50.000 dedotte le ritenute di legge. Tale bonus (Signing Bonus) Le verrà corrisposto dopo 30 giorni dalla data di assunzione. In caso di Sue dimissioni volontarie entro un anno dalla data di inizio, Le sarà richiesto di rimborsare alla Società l’importo del Signing Bonus.

Quale ulteriore compenso, finché ricoprirà questa posizione, riceverà una indennità mensile per spese alloggio pari a euro 7.500.

Le comunichiamo altresì che Lei ha diritto a partecipare al programma internazionale di incentivazione denominato A.I.B. (Annual Incentive Bonus), che consiste in un piano di incentivazione correlato al raggiungimento di obiettivi sia individuali che aziendali. Sulla base di questo piano incentivante Le potrà essere assegnato, qualora ne ricorrano le condizioni, un bonus pari al 35% della sua retribuzione annua lorda (i.e. la menzionata percentuale si applicherà sulla sola retribuzione annua lorda di cui alla clausola 4, primo paragrafo, che precede, con esclusione dalla base di calcolo di eventuali benefit, bonus, etc., aggiuntivi a tale retribuzione di riferimento). L’importo del suddetto premio sarà calcolato tenendo anche in considerazione l’incidenza dello stesso sulle mensilità aggiuntive (tredicesima e quattordicesima) e sugli altri istituti legali e contrattuali indiretti (ferie, festività, permessi e altre assenze in genere). Pertanto la somma corrisposta a tale titolo non dovrà essere presa come base per ulteriori ricalcoli retributivi. In considerazione del fatto che il Suo rapporto di lavoro avrà inizio in data 3 febbraio 2014, Lei non avrà alcun diritto a ricevere alcun importo a titolo di A.I.B. con riferimento all’anno 2013, neppure pro rata, mentre l’eventuale bonus maturato con riferimento agli obiettivi assegnatiLe per il 2014 sarà calcolato pro rata temporis, per il periodo corrente dal 3 febbraio 2014 al 31 dicembre 2014.
La Sua posizione Le consentirà di partecipare anche all’Executive Equity Incentive Plan gestito da Chiron Guernsey Holdings L.P. Inc, la controllante di KCI. Lei sarà proposta per partecipare al piano di incentivi a lungo termine rappresentato da 125.000 Profits Interest Units (“PIU”) e soggetto alle relative condizioni di assegnazione. Le PIU sono emesse da Chiron Guernsey Holdings L.P. Inc., la società di private equity che detiene KCI. Come visto assieme withholdings shall be deducted as provided by law.

As additional consideration for joining the Company, you will receive a one-time bonus of EUR 50,000 minus required withholdings. This bonus (Signing Bonus) is payable 30 days following your start date with the Company. Should you voluntarily resign your position within one-year of your start date, you will be required to reimburse the Company the amount of your Signing Bonus.

As an additional consideration, while you are in this role, you will receive a monthly housing allowance of EUR 7,500.

Furthermore, we inform you that you will be included in the international incentive programme called A.I.B. (Annual Incentive Bonus), which consists of an incentive plan linked to the achievement of personal and company goals. On the basis of the incentive plan, we may grant you a bonus equal to 35% of your yearly gross salary (i.e. the mentioned percentage will apply exclusively on the yearly gross salary indicated under previous clause 4, first paragraph, thus excluding any additional benefit, bonus, etc. from the salary of reference). When calculating said bonus we will take into consideration its incidence on any additional monthly pay (thirteenth and fourteenth month salary) and on other indirect legal and contractual provision (vacations, public holidays, leaves and other absences in general). Therefore the amount thus granted shall not be taken into consideration for any further pay recalculation. In consideration of your hiring date occurring on 3 February 2014, you will not be eligible to receive any A.I.B. relating to year 2013, not even on a pro rata basis, whereas the bonus accrued in relation to the goals assigned for year 2014 will be calculated pro rata temporis, taking into account the period between 3 February 2014 and 31 December 2014.

Your position is eligible for participation in the Executive Equity Incentive Plan maintained by KCI’s parent, Chiron Guernsey Holdings L.P. Inc. You will be recommended for a long term incentive award in the form of 125,000 Profits Interest Units (“PIUs”), subject to vesting conditions described therein. These PIUs are issued by Chiron Guernsey Holdings L.P. Inc., the private equity partnership that owns KCI. As discussed with you, the PIUs represent a participation in the appreciation of the value of the partnership over time. The PIUs, when issued, will have a base distribution threshold based on the value per Class A

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it a Lei, le PIU rappresentano una partecipazione all’aumento di valore di Chiron Guernsey Holdings L.P. Inc. nel corso del tempo. Quando emesse, le PIU avranno un limite di distribuzione di base fondato sul valore di ciascuna unità di Classe A di Chiron Guernsey Holdings L.P. Inc. alla data di assegnazione (simile al prezzo di esercizio di un’opzione). Pertanto, le PIU non avranno valore al momento dell’assegnazione, ma nel tempo il loro valore potrà potenzialmente aumentare all’aumentare di valore di Chiron Guernsey Holdings L.P. Inc.. 50% delle Profits Interest Units saranno assegnate con criterio temporale, ossia in percentuale del 25% verranno assegnate al primo anniversario dell’assegnazione ed il restante 75% proporzionalmente su base trimestrale nel corso di 36 mesi; e 50% delle Profits Interest Units verranno assegnate al raggiungimento di certi obiettivi di investimento della controllante. Le saranno fornite ulteriori informazioni sulle PIU separatamente quando il comitato per i compensi approverà l’assegnazione a Suo favore.
Le Parti convengono che qualunque valore e/ o guadagno dovesse derivarLe dal PIU è escluso dalla base di calcolo per qualunque istituto retributivo diretto ed indiretto, ivi compreso il trattamento di fine rapporto e l’indennità sostitutiva del preavviso.

5) SEDE DI LAVORO
La Sua sede di lavoro sarà presso la sede della società sita in Assago,Via Meucci 1.
Lei si impegna comunque ad accettare qualsiasi cambiamento e/o integrazione di territorio che si rendesse necessaria per comprovate ragioni tecnico-organizzative e secondo le norme vigenti dal CCNL.
In considerazione delle sue funzioni e mansioni, Le potrà essere richiesto di viaggiare in trasferta in Italia e all’estero e le parti concordano che tale caratteristica è da considerarsi quale requisito essenziale del ruolo che lei ricoprirà all’interno della società. Pertanto il trattamento retributivo indicato al punto 4 che precede è da intendersi omnicomprensivo anche del pagamento per tale obbligazione e, quindi, nulla potrà esserle corrisposto a titolo di indennità di trasferta.

6) RIMBORSO SPESE E AUTO AZIENDALE
Mensilmente la Società le rimborserà le spese direttamente connesse allo svolgimento del rapporto di lavoro, purché tali spese siano state preventivamente approvate dalla Società e previa presentazione dei relativi giustificativi ai sensi e nel rispetto delle disposizioni fiscali vigenti e delle policy aziendali in materia.

unit of the partnership on the date of grant (similar to an option exercise price). As such, the PIUs will have no value on the date of grant but will, over time, increase in potential value if the partnership increases in value. 50% of the Profits Interest Units will be time vesting units, with 25% of the time vesting units to cliff vest on the first anniversary of grant and the remaining 75% to vest rateably on a quarterly basis over 36 months; and 50% of the Profits Interest Units will vest based on achievement of certain investment milestones for the parent company. More information on the PIU award will be provided to you separately upon approval of your grant by the compensation committee.
The Parties expressly agreed that any value/earn arisen for you by the PIU is excluded from the calculation of any direct or indirect remuneration elements, and from the severance payment and indemnity in lieu of notice.

5) PLACE OF WORK
Your place of work shall be at the Company’s headquarters in Assago, Via Meucci 1.
You undertake, however, to accept any change and/or territorial expansion which should be necessary for proved technical-organizational reasons and in compliance with the current provisions of the C.C.N.L..
Considering your duties and tasks, you may be requested to go on business trip in Italy and abroad and the Parties agree that this is an essential requirement of the position you are going to have in the Company. Therefore the remuneration mentioned under point 4) above is to be understood as covering also such requirement and nothing shall be paid to you by way of travel allowance.

6) EXPENSE REIMBURSEMENT AND COMPANY CAR
The Company shall monthly reimburse expenses directly related to your employment, provided they have been previously approved by the Company and are submitted with relevant receipts pursuant to, and in compliance with, tax regulations in force and applicable corporate policies.

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it

Per l’esercizio delle funzioni correlate al suo ruolo, Le verrà data in dotazione un’autovettura aziendale, che potrà utilizzare anche ad uso privato, secondo le vigenti procedure interne. Al riguardo il relativo controvalore fissato dalla legge verrà imputato mensilmente in sede di elaborazione del suo cedolino paga, allo scopo di conteggiare i contributi previdenziali e l’Irpef da lei dovuti.
Saranno a suo carico le ammende derivanti da contravvenzioni alle norme del codice di circolazione.

7) FERIE E PERMESSI RETRIBUITI
Lei avrà diritto ad un periodo di ferie annuali retribuite alle condizioni e nei limiti di cui al CCNL.

8) ORARIO DI LAVORO
Per quanto concerne le disposizioni in ordine all’orario di lavoro, si rinvia alle norme di cui al già richiamato CCNL.

9) TERMINI DI PREAVVISO
Nel caso di risoluzione del rapporto di lavoro le Parti avranno l’obbligo di osservare i termini di preavviso previsti dal CCNL.

10) OBBLIGO DI FEDELTA’ E RISERVATEZZA
Lei dà atto che il rapporto con la Società ha caratteristiche di fiducia e riservatezza. Si impegna, pertanto, a svolgere l'attività con regolarità, diligenza e correttezza professionale, in osservanza della politica della Società, che con la presente dà atto di conoscere, nonché nel rispetto delle responsabilità connesse alla propria posizione e alle proprie funzioni.
Lei si impegna a non rivelare a terzi, né in costanza del rapporto di lavoro né successivamente alla cessazione dello stesso, alcuna informazione riservata della Società, con particolare riguardo alle informazioni di natura finanziaria, tecnica o commerciale. Parimenti, Lei non utilizzerà le informazioni per scopi diversi dai legittimi fini sociali e altresì dà atto che tutti gli scritti e gli altri documenti il cui contenuto possa in qualsiasi modo riguardare l’attività sociale sono di proprietà esclusiva della Società e che gli stessi non possono essere portati all'esterno salva previa autorizzazione scritta della Società. Alla risoluzione del rapporto di lavoro per qualsivoglia motivo, compreso il pensionamento, Lei dovrà prontamente consegnare alla Società (senza trattenere alcuna copia) tutti i fascicoli, i documenti e gli altri scritti che riguardino gli interessi o l’attività aziendale della Società o di altra società del gruppo.

In order to perform the duties related to your position, you will be granted a company car which you are entitled to use also for private use according to the internal policies in force. In that respect, the relevant value as established by law shall be monthly appropriated upon processing your payroll for the purpose of calculating the social security contributions and Irpef incumbent on you.
You shall bear fines resulting from violation of road traffic regulations.

7) VACATIONS AND PAID LEAVES
You will be entitled to a yearly period of paid vacation under the terms, and within the limits, provided by C.C.N.L.

8) WORKING TIME
As to working time regulations, we refer to the provisions of the already mentioned C.C.N.L.

9) NOTICE PERIOD
Should the employment be terminated the parties shall be obliged to comply with the notice terms provided by the C.C.N.L.

10) LOYALTY AND CONFIDENTIALITY
You acknowledge that the relationship with the Company relies on loyalty and confidentiality. Therefore, you undertake to regularly perform your activity with care and professional fairness, in compliance with the corporate policy, which you acknowledge to know, whilst observing the responsibilities related to your position and duties.
You undertake not to disclose to third parties, either while in the employ of the Company or after its termination, any confidential information of the Company, specifically as to financial, technical or commercial information. Likewise you shall not use the information for purposes other than lawful corporate purposes. Furthermore you acknowledge that all the papers and the other documents, whose content may in any manner concern the corporate activity, exclusively belong to the Company and they cannot be carried outside its premises without written authorization of the Company. Upon terminating the employment for any reason whatsoever, including retirement, you shall promptly deliver to the Company (without withholding any copy thereof) all the files, documents and other papers which concern the interests or the corporate activity of the Company or other company of the group.

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it

11) DIVIETO DI STORNO DI DIPENDENTI E PATTO DI NON CONCORRENZA

(i) Per tutta la durata del rapporto di lavoro e per 12 mesi dalla cessazione dello stesso, Lei non potrà, direttamente o indirettamente, contattare alcun amministratore, dipendente o collaboratore della Società con il fine di proporre loro la risoluzione del rapporto di lavoro esistente per instaurare un rapporto di lavoro di natura subordinata o autonoma con qualsiasi soggetto diverso che svolga attività anche non in concorrenza con quella svolta dalla Società.
In ogni caso, Lei non potrà assumere o far sì che venga assunto da terzi alcun amministratore, dipendente o collaboratore della Società per tutta la durata del rapporto di lavoro e per 12 mesi dalla cessazione dello stesso.

(ii) Lei si obbliga, ai sensi dell'art. 2125 cod. civ., per il periodo di 6 mesi a decorrere dal giorno della cessazione del rapporto di lavoro, per qualunque causa avvenuta, a non svolgere direttamente o indirettamente alcuna attività in favore di società, anche cooperative, enti, organizzazioni o persone fisiche, che possano trovarsi in concorrenza con l'attività svolta dalla Società.
L'obbligo di astensione comporta che nessuna attività a favore dei soggetti di cui sopra possa essere svolta sia direttamente, che per interposta persona od ente, sia in proprio, in forma autonoma o subordinata, anche occasionale o gratuita, ovvero in qualità di associato in partecipazione o socio con prestazioni accessorie, sia quale amministratore o institore, indipendentemente dalle mansioni oggetto della futura prestazione lavorativa.

Ai fini del presente patto, per “attività in concorrenza”, a titolo esemplificativo, si intende qualsivoglia attività inerente ai seguenti settori (a) terapia per la pressione negativa delle piaghe e (b) cure avanzate delle piaghe, incluse a titolo esemplificativo e non esaustivo le attività svolte dalle società elencate all’Allegato A al presente contratto e società a queste collegate, nonché ai settori di attività nei quali Lei abbia operato nei 12 mesi precedenti la cessazione del rapporto di lavoro.

11) NON SOLICITATION AND NON COMPETITION COVENANT

(i) You shall not, during your employment contract and for a period of 12 months from the termination of your employment induce or attempt to induce or entice away or engage (directly or indirectly) any director, officer or employee in the Company to leave employment with the Company in order to canvass them to enter into an employment, subordinated or not, with another Company performing any kind of activity, even if non in competition with the Company.
In any case, you shall not hire or cause to be hired any director, officer or employee in the Company during your employment and for a period of 12 months from the termination of your employment.

(ii) You undertake, in accordance with Article 2125 of the Italian Civil Code, that you will not, for a period of 6 months after the termination of the employment contract for whatever reason, be involved in any activity (directly or indirectly) for the benefit of any company, organisation or individual which is in competition or likely to be in competition with the activities carried out by the Company.
The obligation set out above means that you will not carry out any activity for the above-mentioned entities, either personally or behind a sham person or body, as a self-employed person or as a subordinate employee, even occasionally or for free, as a partner, director, employee, seconder, consultant or agent, independently from your duties in future employment.

For the purposes of this clause, by way of example “activity in competition” includes any activity related to the sectors of (a) negative pressure wound therapy and (b) advanced wound care and including but not limited to, the activities carried out by entities, and their affiliates, set forth on Exhibit A to this contract and those sectors within which worked in the 12 months before the termination of your employment contract.

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it

(iii) L'obbligo di non concorrenza avrà validità nel seguente territorio: Italia.

(iv) Quale corrispettivo dell'obbligo di non concorrenza di cui al presente contratto, la Società si obbliga a corrisponderLe un compenso lordo annuo pari al 30% dell’ultima retribuzione annuale determinata ai sensi dell’art. 2120 cod. civ., parametrato all’effettiva durata del patto di non concorrenza pari a 6 mesi, e con l’esclusione di eventuali bonus, retribuzioni variabili, fringe benefits, etc. Tale compenso sarà corrisposto, nel caso di adempimento regolare a tutte le obbligazioni di cui al presente accordo, in rate trimestrali uguali posticipate a decorrere dalla data di cessazione del rapporto di lavoro e solo durante il periodo di vigenza del patto.

(v) Allo scopo di consentire alla Società il controllo sull'esatto adempimento dell'obbligo di non concorrenza, Lei si obbliga bimestralmente a comunicare alla Società con lettera raccomandata il nome della società, dell'ente od organizzazione o semplicemente datore di lavoro, per il quale svolgerà la propria opera o collaborazione, ovvero l'attività che svolgerà nel periodo di esecuzione del patto ed ogni modificazione e variazione dei soggetti e dell'attività non oltre il momento d'inizio o di mutamento di essi.

(vi) In caso di inadempimento anche parziale alle obbligazioni di cui alle precedenti clausole 11 (i) e 11 (ii) Lei sarà tenuta a restituire alla Società l'intera somma percepita a titolo di corrispettivo del presente patto di non concorrenza ai sensi della clausola 12 (iv), e sarà altresì tenuta al pagamento in favore della Società, a titolo di penale, di una somma pari all’ammontare dell'ultima retribuzione annuale determinata ai sensi dell'art. 2121 cod. civ., salvo ogni ulteriore risarcimento del danno.

(vii) In caso di inadempimento o di ritardo all'obbligo di informazione di cui alla clausola 11 (v), Lei corrisponderà alla Società, a titolo di penale, un importo di Euro 50,00 (Euro cinquanta/00) per ogni giorno di ritardo.

12) CLAUSOLA DI GARANZIA
Lei conferma che il Suo precedente rapporto di lavoro si è interrotto precedentemente all'inizio dell'impiego presso la Società e dichiara di essere libera da qualsivoglia vincolo impostogli in occasione di precedenti rapporti di lavoro che Le impedisca di svolgere le mansioni affidateLe con il presente contratto di lavoro.

(iii) The obligation provided in this clause will be valid within the following territory: Italy…

(iv) In consideration of this undertaking, the Company will pay you a gross annual amount equal to the 30% of the last gross annual salary calculated pursuant the section 2120 of the Italian Civil Code, calculated on the basis of the effective duration of the undertaking equal to 6 months, and excluding any possible bonus payment, variable remuneration, fringe benefits, etc.. This sum will be paid you by the Company in quarterly equal instalments from the date of termination of the employment contract, in respect of any obligation of the present contract and only during the enforceability period of the clause.

(v) In order to allow the Company to check the compliance with the non-competition covenant, you undertake to notify every two months, by registered letter to the Company, the name of the company, of the body or of the organisation, or simply the employer for which you will carry out your work, collaboration or activity during the period of effectiveness of the present non-competition covenant and any modification or variation of those activities or entities from the moment of variation.

(vi) In the case of failure, in whole or in part, to comply with the covenants in the sub clauses no. 11 (i) and 11 (ii) hereinabove, you will be obliged to pay back the money received from the Company as provided in clause no. 11 (iv), and to pay, as a penalty, a sum equal to last annual salary determined in accordance with article 2121 of the Italian Civil Code, with the right of the Company to obtain compensation for any other damages.

(vii) In the case of failure or delay in performance of the obligation in the sub clause no. 11 (v), you will be obliged to pay a penalty of Euro 50.00 (Euro Fifty) for any day of delay.

12) GUARANTEE
You confirm that your previous employment terminated prior to your employ in the Company and you declare that you are free of any obligation imposed by previous employments and which prevents you from carrying out the tasks assigned hereby.

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it

13) VARIE
Il presente contratto costituisce atto ricognitivo dei termini dell'intero accordo intervenuto tra le Parti all'atto della costituzione del rapporto di lavoro. Nessuna modifica o aggiunta al presente contratto sarà valida ed efficace se non sia in forma scritta e sottoscritta dalle Parti.
Lei garantisce altresì che adempirà ai suoi obblighi con la massima diligenza e si impegna a non accettare incarichi da terzi ovvero a svolgere attività lavorativa per conto proprio, pur se non in concorrenza con la Società, con o senza profitto.
Con la presente Lei riconosce che la Società ha assolto l’obbligo di informazione delle condizioni del rapporto di lavoro previsto dal D.Lgs. n. 152/1997.

14) DATI PERSONALI
Con la sottoscrizione del presente contratto di lavoro ed ai sensi del Decreto Legislativo 30 giugno 2003, n. 196 (di seguito, il "Decreto"), la Società, nella sua qualità di Responsabile del Trattamento, tratterà i suoi dati personali per gli scopi di seguito indicati:
(a) per l'instaurazione, la gestione e l'estinzione del rapporto di lavoro instaurato tra le Parti;
(b) per l'applicazione della normativa nazionale e comunitaria (UE), così come per l'applicazione di ordini emanati dalle competenti Autorità.
I suoi dati personali verranno trattati, per gli scopi summenzionati, da personale, in forza presso il Dipartimento delle Risorse Umane o presso altri Dipartimenti della Società, autorizzato ad agire in qualità di "persona incaricata del Trattamento" o in caso di necessità, da soggetti esterni alla Società, all'uopo debitamente nominati per iscritto. Tali dati potranno essere trattati dalla Società con l'ausilio di mezzi manuali, elettronici e/o automatizzati ed in modo idoneo a garantire la sicurezza dei suddetti dati e ad evitare accessi non autorizzati.

La Società potrà inoltre trattare, per le finalità sopra enunciate, i dati definiti dal Decreto come "dati sensibili" inclusi, a titolo esemplificativo ma non esaustivo, i dati relativi alle condizioni di salute, all'iscrizione a partiti politici o sindacati ed al credo religioso.
I dati potranno essere comunicati a professionisti, società, associazioni e consulenti legali, finanziari e/o amministrativi della Società per l'adempimento dei compiti sopraindicati.
I suddetti dati, inclusi i dati sensibili, potranno essere

13) MISCELLANEA
This agreement acknowledges and incorporates the entire terms of the understandings reached by Parties upon establishing the employment relationship. No change nor addition hereto shall be valid and effective unless in writing and signed by the Parties.
You assure that you will fulfil your obligations with utmost care and undertake not to accept any assignment from third parties or carry out work activity on your own, even if not in competition with the Company, with or without profit.
You acknowledge hereby that the Company has complied with the obligation to provide information about the terms of the employment pursuant to Legislative Decree No. 152/1997.

14) PERSONAL DATA
By signing this employment agreement and pursuant to Legislative Decree 30 June 2003, No. 196 (hereinafter the "Decree"), the Company in its capacity as Data Processor, shall process your personal data for the following purposes:
(a) to establish, manage and terminate the relationship between the Parties;
(b) to apply national and EU rules, as well as to apply orders issued by the relevant Authorities.
Your personal data will be processed for the above mentioned purposes by staff of the Human Resources Department or other department authorized to act as "person in charge of Processing" or, if necessary, by external individuals appointed in writing for the purpose. The Company may process your data by manual, electronic and/or automated means in such a way as to assure their security and avoid any unlawful access.

Furthermore, for the purposes above, the Company may process data defined as “sensitive” by the Decree, including, but not limited to, data relating to health conditions, political party or trade union membership, or religious belief.
Your data may be given to professionals, companies, associations, legal financial and/or administrative consultants of the Company for the performance of the above mentioned tasks.
Said data, including sensitive data, may be sent abroad exclusively for the performance of the above

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it trasferiti all'estero esclusivamente per l'adempimento degli scopi summenzionati.
Lei potrà esercitare i diritti previsti dall'articolo 7 del Decreto, incluso il diritto di accedere, richiedere la cancellazione e l'aggiornamento dei propri dati personali, così come il diritto di opporsi, in tutto od in parte, per motivi legittimi, al trattamenti di tali dati.
Con la sottoscrizione del presente contratto di lavoro ed ai sensi degli articoli 23 e 26 del Decreto, Lei acconsente al trattamento dei Suoi dati personali e sensibili ed ai sensi dell'articolo 43 del Decreto, al loro trasferimento all'estero per gli scopi e le modalità predette. La Società la informa che, ai sensi del Decreto Legislativo n. 196 del 30 Giugno 2003, i dati personali contenuti nel presente accordo ovvero comunque comunicati o acquisiti nel corso della sua esecuzione e le loro variazioni saranno trattati dalla Società stessa, anche per mezzo di mezzi meccanici o elettronici, allo scopo di adempiere alle obbligazioni contenute nell’accordo, per controllare e valutare la relazione tra le parti, per informare eventuali possibili acquirenti della Società o dell’azienda e per adempiere agli obblighi previsti da leggi, regolamenti e/o ordini di pubbliche autorità. La fornitura di tali dati è facoltativa, ma un rifiuto di fornirli potrebbe determinare difficoltà nell’adempimento dell’accordo.
Tali dati potranno essere comunicati a professionisti e consulenti della Società o di altre società del gruppo per il perseguimento dei fini sopra indicati. Titolare del trattamento è la Società.

Il presente contratto è sottoscritto in lingua italiana e inglese. In caso di controversia e/o interpretazione, la versione italiana prevarrà su quella inglese.

KCI MEDICAL S.R.L.

/s/ Holly Mactaggart
Holly Mactaggart
VP, International Human Resources

/s/ Michael Mathews
Michael Mathews
Senior VP, International

mentioned tasks.
You may exercise the rights provided under article 7 of the Decree including the right to access your personal data, to have them eliminated and updated, as well as the right to object, in full or in part, to their treatment, for lawful reasons.
By signing this employment agreement and pursuant to articles 23 and 26 of the Decree you agree to the processing of your personal and sensitive data and pursuant to article 43 of the Decree you agree to their transferring abroad for said purposes and in said manner. The Company informs you that pursuant to Legislative Decree No. 196 of 30 June 003, the personal data contained in this agreement or in whatever manner given or obtained during its term and the relevant changes shall be processed by the Company also by mechanical or electronic means so as to fulfil the obligations contained herein, to control and assess the relationship between the parties, to inform potential purchasers of the Company or of the business and to fulfil the obligations provided by laws, regulations and/or orders of public authorities. Supplying those data is voluntary, but refusing to supply them may create difficulties in the performance of the agreement.
Those data may be given to professionals and consultants of the Company or of other companies of the group to pursue the above mentioned purposes. Data Controller is the Company.

This agreement is signed in Italian and English version. In case of conflict and/or interpretation, the Italian version will prevail.

KCI MEDICAL S.R.L.

/s/ Holly Mactaggart
Holly Mactaggart
VP, International Human Resources

/s/ Michael Mathews
Michael Mathews
Senior VP, International

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it

Accetto con la presente i termini e le condizioni di cui sopra, confermo i miei dati personali come di seguito indicati e presto il mio consenso ai sensi del Decreto Legislativo 30 Giugno 2003 n. 196, al trattamento, comunicazione e trasferimento all’estero di tali dati personali e di qualsiasi loro variazione, secondo quanto indicato nella informativa ricevuta:

Nome: Laura Piccinini
Luogo e data di nascita:
Residenza:
Codice Fiscale:

/s/ Laura Piccinini
Laura Piccinini

Per accettazione ed accordo, ai sensi dell'art. 1341 c.c., 2° comma, di tutte le condizioni di cui al suesteso contratto con espressa approvazione di quanto previsto alla clausola 11 (divieto di storno di dipendenti e patto di non concorrenza) .

Assago, [] 2013

/s/ Laura Piccinini
Laura Piccinini

I hereby accept the aforementioned terms and conditions, I confirm my personal details as reported below and I agree to the treatment, communication and transfer abroad of my personal data and any relevant change pursuant to Legislative Decree 30 June 2003 No. 196, as per the information received:
Name: Laura Piccinini
Place and date of birth:
Residence:
Taxpayer’s code number:

/s/ Laura Piccinini
Laura Piccinini

By way of acceptance and agreement, according to Article 1341, second paragraph, Italian Civil Code of all conditions of the above contract with specific approval of clause 11 (non solicitation and non competition covenant).

Assago, [] 2013

/s/ Laura Piccinini
Laura Piccinini

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540

Tel. + 39 02 4571741 Fax + 39 02 457174210 www.kci-medical.it

Allegato A
Exhibit A

Nell’elenco che segue devono intendersi ricomprese tutte le società collegate a quelle espressamente indicate (“Affiliates”). Ai fini del presente Allegato A, per “Affiliates” si intendono le società, di capitali e di persone, o qualsiasi altro soggetto nel quale la società menzionata detenga partecipazioni, dirette o indirette attraverso società affiliate, o che detenga partecipazioni nella società menzionata, direttamente o indirettamente per il tramite di società affiliate.

All entities listed herein include any and all affiliates. For purposes of this Exhibit A, “Affiliates” means any corporation, partnership or other entity in which the named entity owns any equity interest, either directly or indirectly through subsidiaries, or which owns an interest in the named entity, either directly or indirectly through subsidiaries.

ITI Medical, Inc and Affiliates
Smith and Nephew and Affiliates
Synergy Healthcare Plc and Affiliates
GeroMed Pflege-und Medizintechnik GmbH and Affiliates
Solvay Phatma ceuticals S.A.S. and Affiliates
3M Medical Diagnostics and Affiliates
B. Braun Melsungen AG and Affiliates
Coloplast A/S and Affiliates
Convatec Inc and Affiliates
Hartmann-Rico a.s. and Affiliates
Mölnlycke Health Care AB and Affiliates
Talley Medical Ltd. and Affiliates
Caditec Medical + Technic GmbH and Affiliates
Lohmann & Rauscher International GmbH & Co KG and Affiliates
Medela Medizin Technik GmbH & Co and Affiliates
Bständig and Affiliates
Atmos and Affiliates
Velo and Affiliates
Ligasano and Affiliates
Sunmed and Affiliates
Wound Care Company and Affiliates
Genadyne and Affiliates
Spiracur and Affiliates
Combi Care and Affiliates
Devon Medical and Affiliates
For You Medical and Affiliates

KCI Medical s.r.l. Via A. Meucci, 1 20090 Assago, MI Italy
KKCI Medical s.r.l. con socio unico
(((soggetta a direzione e coordinamento di KCI UK Holding Ltd.)
CCapitale Sociale 4.900.000 Euro (i.v.) – P.IVA/C.F. 10804870151
RRegistro Imprese MI n.°330579 – REA/CCIAA MI 1406540